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EXHIBIT 99.2

BIOMEC INC.
1771 East 30th Street
Cleveland, Oh 44114
Special Meeting of Shareholders
            ,            , 2003
             a.m., Cleveland Time

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BIOMEC INC.
1771 East 30th Street
Cleveland, Ohio 44114

proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING ON                        , 2003

        The undersigned, revoking any prior proxies, hereby appoints Trevor O. Jones and Vincent P. Owens, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse, all the Common Shares of BIOMEC Inc. held of record by the undersigned on                         , 2003, at the Special Meeting of Shareholders to be held on                        , 2003, or any adjournment thereof.

See reverse for voting instructions.

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PROXY
1.
	Approval of the asset purchase agreement dated July 21, 2003, among Medamicus, Inc., Medacquistion, Inc., BIOMEC Inc., and BIOMEC Cardiovascular Inc., and the transactions contemplated thereby, including (a) the sale of certain assets of BIOMEC and substantially all of the operating assets of BCI provided for in the agreement, and (b) the plan of distribution of the Medamicus shares to be received as payment.	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Approval to adjourn to a later time to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing item.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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  EXHIBIT 99.2